Dina C. Lee, Esq.
Assistant Vice President and
Assistant Counsel

November 23, 2001

Securities and Exchange Commission
Mail Stop 0-7, Filer Support
6432 General Green Way
Alexandria, VA  22312

                  Re:      Oppenheimer California Municipal Fund
                           Reg. No. 33-23566; File No. 811-5586
                           Written Representation of Counsel
                           ---------------------------------

To the Securities and Exchange Commission:

                  Pursuant to paragraph  (e) of Rule 485 under the  Securities  Act of 1933,  as amended (the "1933
Act"),  and in connection with an amendment on Form N-1A which is  Post-Effective  Amendment No. 20 to the 1933 Act
Registration  Statement of the Registrant of  Oppenheimer  California  Municipal  Fund, and Amendment No. 21 to its
Registration  Statement  under the  Investment  Company  Act of 1940,  as amended,  the  undersigned  counsel,  who prepared or reviewed such  Amendment,  hereby  represents to the Commission,  for filing with such Amendment,  that said  Amendment  does not contain  disclosures  which would render it  ineligible to become  effective  pursuant to paragraph (b) of said Rule 485.

                                                              Sincerely,

                                                              /s/ Dina C. Lee
                                                              --------------------
                                                              Dina C. Lee
                                                              Assistant Vice President and
                                                              Assistant Counsel
                                                              (732) 839-3196

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